                    SCHEDULE 14A. INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Solicitation Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                      WESTWOOD CORPORATION
        (Name of Registrant as Specified In Its Charter)

                      WESTWOOD CORPORATION
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          -------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

          -------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction
          Computed pursuant to Exchange Act Rule 0-11:--/

          -------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

--/Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:     $125.00

     (2)  Form, Schedule or Registration Statement No.:     14A

     (3)  Filing Party:     Westwood Corporation

     (4)  Date Filed:     October 4, 1996

                       WESTWOOD CORPORATION
                      12437 East 60th Street
                      Tulsa, Oklahoma  74146

                         PROXY STATEMENT

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WESTWOOD CORPORATION (THE "COMPANY"), ON BEHALF OF THE COMPANY, FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, NOVEMBER 7, 1996, AND AT ANY ADJOURNMENTS THEREOF. The Annual Meeting will be held at 10:00 a.m., Central Standard Time, in the corporate offices of the Company at 12437 East 60th Street, Tulsa, Oklahoma. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted in favor of the proposals described in this Proxy Statement. Any Stockholder giving a Proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted. The record date for voting and for entitlement to receipt of the Proxy Statement is October 11, 1996.

     The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent to Stockholders is October 14, 1996.

                  Record Date and Voting Rights

     Only Stockholders of record at the close of business on October 11, 1996, will be entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had outstanding 5,581,682 shares of Common Stock entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by Proxy, shall constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                 Dissenters' Right of Appraisal

     Pursuant to Nevada corporation law, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters' rights.


                         STOCK OWNERSHIP

     The following table sets forth information regarding the ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director,
(iii) the Chief Executive Officer and the Chief Financial Officer, and (iv) the Executive Officers and Directors as a group. The information is given as of March 31, 1996. Unless otherwise indicated, each of the Stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name of Owner or               Number of Shares       Percent of
Identity of Group           Options<F1>     Total     Outstanding
-----------------           -------         -----     -----------
Ernest H. McKee              66,550       1,382,469      25.0%
2902 E. 74th Street
Tulsa, Oklahoma 74136

Paul R. Carolus              66,550         314,562       5.6%
8511 South Canton Avenue
Tulsa, Oklahoma  74137

Robert E. Lorton                 --         288,009       5.2%
1440 South Owasso Avenue
Tulsa, Oklahoma  74120-5609

William J. Preston               --         544,180       9.7%
1717 Woodstead Court
The Woodlands, Texas 77380

Richard E. Minshall          66,500         179,416<F2>   3.2%
320 South Boston Avenue
Suite 1300
Tulsa, Oklahoma  74103

Anthony Pantaleoni           66,500         94,191<F3>    1.7%
666 Fifth Avenue
New York, New York  10103

Kennedy Capital                  --         445,643<F4>    8.0%
  Management, Inc.
Gerald T. Kennedy, President
425 N. New Ballas Road
Suite 181
St. Louis, Missouri  63141

All Executive Officers      266,200       1,970,638      35.3%
and Directors as a
Group (4 persons)

<F1>
Includes Company stock options that were exercisable on September 20, 1996.
<F2>
Includes 94,187 shares of Common Stock owned beneficially by Mr. Minshall individually; 4,438 shares owned beneficially by Mr. Minshall's wife; 70,937 shares held beneficially by Capital Advisors, Inc., and 9,854 shares owned by Minshall & Company, Inc. Mr. Minshall is the Chief Executive Officer and controlling shareholder of Capital Advisors, Inc., and Minshall & Company, Inc.

<F3>
Includes 46,863 shares of Common Stock owned beneficially by Mr. Pantaleoni, and an aggregate of 47,328 shares held equally in two trusts for the benefit of Mr. Pantaleoni's children (Mr. Pantaleoni disclaims beneficial ownership of these shares).
<F4>
Represents Common Stock held in Discretionary Investment
Advisory Accounts in a fiduciary capacity for investment purposes. Mr. Gerald T. Kennedy serves as President of Kennedy Capital Management, Inc., and is responsible for its investment decisions.

                     EXECUTIVE COMPENSATION

     The following tables I through III present information concerning the cash compensation and stock options provided to Messrs. McKee and Carolus. The notes to these tables provide more specific information regarding compensation. Ernest H. McKee and Paul R. Carolus are the only Executive Officers of the Company. No other persons are considered to be executive officers or received compensation in excess of $100,000 during the fiscal year ended March 31, 1996.

                             Table I
                   SUMMARY COMPENSATION TABLE
                                         Annual Compensation<F1>
Name and                                 -------------------
Principal Position        Year       Salary       Bonus<F2>  Other
------------------        ----       ----------------------------
Ernest H. McKee           1996      $150,000    $125,000      --
 Chief Executive          1995      $150,000    $125,000      --
 Officer                  1994      $150,000    $150,000      --

Paul R. Carolus           1996      $ 90,000    $ 75,000      --
 Chief Financial          1995      $ 90,000    $ 75,000      --
 Officer                  1994      $ 90,000    $ 90,000      --

                       Long-Term Compensation
                       ----------------------
                             Securities             All Other
                         Underlying Options<F3>   Compensation<F4>
                         ------------------        ------------
     McKee (cont'd)            13,310                 $4,500
                               13,310                 $4,500
                               13,310                 $4,500

     Carolus (cont'd)          13,310                 $4,500
                               13,310                 $2,700
                               13,310                 $2,700

<F1>
Amounts shown include cash compensation earned by Executive
Officers.
<F2>
The value of other benefits to any Officer during fiscal year 1996 did not exceed the lesser of $50,000 or 10% of the Officer's total annual salary and bonus or fall within any other category requiring inclusion.
<F3>
Represents the issuance of Options on March 20, 1994,
March 20, 1995, and March 20, 1996, as adjusted by 10% stock dividends occurring on each of December 22, 1993, December 22, 1994, and December 22, 1995.
<F4>
Amounts contributed to the Company's 401(k) Plan on behalf of the named Executive Officer.

                            Table II
                OPTION GRANTS IN LAST FISCAL YEAR
                 Number of           Percent of Total  Exercise/
                 Securities          Options Granted   Base Price
                 Underlying          To Employees      Per Share
Name             Options Granted<F1> In Fiscal Year    03/20/96
----             ---------------     ----------------  ---------
Ernest H. McKee      13,310                25%           $1.75
Paul R. Carolus      13,310                25%           $1.75

All Stockholders:      N/A                 N/A            N/A
  5,581,682 shares
  outstanding at
  March 31, 1996
                      Gains Based on Assumed Rates of Stock Price
                              Appreciation for Option Term<F2>
                       ------------------------------------------
                       Expiration     Assumed Rate   Assumed Rate
                          Date             5%             10%
                       ----------     ------------   ------------
     McKee (cont'd)    03/20/2001        $1,165         $2,329
     Carolus (cont'd)  03/20/2001        $1,165         $2,329
     All (cont'd)         N/A              N/A            N/A

<F1>
These option grants are not exercisable prior to six (6) months from the date of grant and expire five (5) years from date of grant.
<F2>
The potential gain is calculated from the closing price of Common Stock on March 20, 1996, the date of grants to Executive Officers. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

     The Company maintains a 401(k) Plan which was effective
January 1, 1989, and is available for participation by all NMP
Corp. employees without minimum age or service requirements.
Each participating employee can defer up to 17% of his annual compensation to a specified limit. The Company matches 100% of the employee's deferrals, with such matching contributions not to exceed 3% of the employee's annual compensation. The Company's total contributions to the Plan for fiscal year 1996 were $120,000.

                            Table III
           AGGREGATED OPTION EXERCISES IN LAST FISCAL
             YEAR AND FISCAL YEAR-END OPTION VALUES
                                           Number of Unexercised
                                            Options at 03/31/96
                  Shares                   ---------------------
                  Acquired      Value      Exer-       Unexer-
Name              On Exercise   Realized   cisable<F1> cisable<F2>
----              -----------   --------   -------     -------
Ernest H. McKee        0           $0      53,240       13,310
Paul R. Carolus        0           $0      53,240       13,310
                                Value of Unexercised In-The-Money
                                     Options At March 31, 1996
                                 --------------------------------
                                 Exercisable        Unexercisable
                                 -----------        -------------
    McKee (cont'd)                   $ 0                 $ 0
    Carolus (cont'd)                 $ 0                 $ 0

<F1>
Represents grants of Options to acquire 13,310 shares on each of March 20, 1992, March 30, 1993, March 20, 1994, March 20,
1995, and March 20, 1996, to Messrs. McKee and Carolus pursuant to the 1992 Directors' Stock Option Plan, as amended on October 28, 1993 (the "Directors' Plan"). The shares issued under these Options have been adjusted as a result of the 10% stock dividends occurring on December 22, 1993, December 22, 1994, and December 22, 1995. The exercise prices of the 1992, 1993, 1994 and 1995 Option grants were $3.00, $3.125, $3.50 and $2.25 per share, respectively, which were the NASDAQ closing prices on the date of the grants ($2.25, $2.35, $2.89 and $2.05 per share, respectively, after automatic adjustment for the 10% stock dividends occurring on December 22, 1993, 1994 and
1995). The Options became exercisable six (6) months after the date of the grants, and will expire five (5) years from the date of grant.
<F2>
On March 20, 1996, additional grants of Options to acquire
13,310 shares were made to Messrs. McKee and Carolus pursuant to the Directors' Plan. The exercise price of these Option grants was $1.75 per share, which was the NASDAQ closing price on the date of the grants.

                     Stock Performance Graph

     The following graph compares the Company's five-year cumulative total return to the NASDAQ U.S. Stock Index and the S&P Electronic Defense Index for the period beginning March 31, 1991, and ending March 31, 1996. Total stockholder return assumes $100 invested in the Company and each of the Indexes shown on March 31, 1991. It also assumes reinvestment of all dividends.

     The Company is in a unique industry which has few competitors manufacturing electrical switching panel boards, switchboards, and electronic components used primarily on naval combat vessels. The Company's three primary competitors are not actively traded on any U.S. Stock Market and therefore, no financial data is offered for comparative purposes.

     With the acquisition of E. Systems, Inc. in mid-1995 and Loral Corp. in January of 1996, the S&P Electronic Defense Index is now composed solely of one company, EG&G, Inc. The public acquisitions of E. Systems, Inc. and Loral Corp., at substantial premiums over the then trading prices of these companies, has, in the Company's opinion, resulted in a substantial inflation of the performance of the S&P Electronic Defense Index for the period March 31, 1995 through March 31, 1996. The Company is currently exploring other possible indexes for purposes of future reporting.

     Price performance of the Company's Common Stock may be affected by many factors other than earnings, including the small capitalization of the Company, limited availability of public float, and the relatively small number of market makers in the Company stock. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                             Table IV
        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN<F1>
             AMONG WESTWOOD CORPORATION, NASDAQ U.S.
          STOCK INDEX AND S&P ELECTRONIC DEFENSE INDEX
Measurement Period        Westwood    NASDAQ U.S.  S&P Electronic
(Fiscal Year Covered)    Corporation  Stock Index  Defense Index
                         -----------  -----------  --------------
Measurement Pt-03/31/91     $100         $100          $100

FYE 03/31/92                $303         $125          $ 97

FYE 03/31/93                $292         $142          $122

FYE 03/31/94                $312         $154          $134

FYE 03/31/95                $234         $169          $143

FYE 03/31/96                $271         $223          $271

Total Return assumes reinvestment of dividends.

                  Executive Officer Agreements

     Messrs. McKee and Carolus have employment contracts with NMP Corp. through March 1999. These contracts, as amended in March 1995, provide for a base salary of $150,000 for Mr. McKee and $90,000 for Mr. Carolus. Bonus provisions are subject to the discretion of the Board of Directors of NMP Corp. Both contracts provide for other benefits to these individuals, including Company owned automobiles, club memberships, and reimbursement of business expenses. Although both contracts can be terminated by the Board of Directors of NMP Corp., at its discretion, each contract provides for continued salary payments through March of 1999.

     On February 1, 1991, after approval by the Board of Directors, NMP Corp. loaned Ernest McKee ("McKee") the sum of $315,000 pursuant to a secured promissory note and related pledge agreement. The purpose of the loan was to allow Mr. McKee to satisfy indebtedness of an unrelated family corporation. At the time the loan was made, the 333,334 shares of common stock owned by Mr. McKee, and pledged as collateral for the repayment of this loan, had a value approximately three times greater than the loan amount made available to him. These shares currently have a value in excess of four times the amount of Mr. McKee's indebtedness. The Board believes that the loan was made on a fair basis to Mr. McKee and the Company. However, the Board does not know if Mr. McKee could have obtained a loan on an equivalent basis with an unaffiliated lending institution.

     As of February 1, 1996, the principal balance due under the note was $170,000. In March 1996, Mr. McKee paid $15,296 for accrued interest on the promissory note and $70,000 in principal reduction. The remaining principal balance of $100,000 due under the note is payable in full on March 31, 1997, along with all accrued interest. The loan is secured by a pledge of 333,334 shares of Westwood Corporation Common Stock owned by McKee. Interest on the promissory note is accruing at a rate equal to the Company's borrowing rate, which is currently New York prime plus 1/4%. On February 28, 1996, the principal and accrued interest on the loan was $185,000, which was the largest aggregate amount of principal and interest due during the fiscal year ended March 31, 1996. As of June 30, 1996, the principal and accrued interest totaled $102,000.

                Compensation Committee Interlocks
                    and Insider Participation

     Ernest H. McKee as President, and Paul R. Carolus as Chief Financial Officer, are the Company's only Executive Officers and both also serve on the Company's four-person Board of Directors.
The Company's Executive Officers and its Board of Directors has remained the same since March of 1988. Because of the small size of the Board, Messrs. McKee and Carolus participate in its deliberations regarding Executive Officer compensation. Because the salaries of Messrs. McKee and Carolus are set by written employment agreements which have been renewed annually upon the same terms, the determination of additional compensation is generally limited to the amount of bonus to be awarded to Messrs. McKee and Carolus on a yearly basis. Decisions of the Board relating to annual renewal of contracts, as well as yearly bonus compensation, are finalized by a vote of Directors. Mr. McKee abstains from voting on the annual extension of his employment contract and the amount of bonus compensation to be awarded to him. Likewise, with respect to the annual extension of his employment contract, as well as bonus compensation to be awarded, Mr. Carolus abstains from the actual vote awarding these items of compensation to him.

                       Compensation Report

     The Board of Directors is responsible for setting the policies that govern the Company's compensation programs, administering the Company's stock option plans, and establishing the cash compensation of Executive Officers. Due to its small size, the Board has determined that a Compensation Committee is not needed and all matters of compensation for Executive Officers is determined by the Board as a whole. Generally, compensation matters are considered by the Board in March of each year when sufficient financial information is available for the Board to review projected year-end results. As discussed below, the two primary compensation issues determined by the Board are: (i) the annual renewal of the existing employment agreements with Messrs. McKee and Carolus, and (ii) the award of bonus compensation.

     While the Board reviews the financial performance of the Company on an annual basis in connection with its compensation review, such policies of the Board are informal and are, to a large part, subjective. Based on the particular nature of the Company's primary business, the manufacture of electrical switchboards for the United States Navy, the Company is, in reality, a niche manufacturer with very few competitors or comparable companies located in the industry. The Company has only two primary competitors, neither of which have publicly available financial information regarding assets, earnings, or compensation arrangements for their Executive Officers. Moreover, the Company's peer group for purposes of the Performance Chart (Table IV of this Proxy Statement), offers little assistance in the comparison of executive compensation. When the Company selected the S&P Electronic Defense Index, five corporations made up the Index, of which only one remains: EG&G, Inc. EG&G, Inc., is a much larger corporation in regard to asset size, sales, employee size, and other quantifiable factors.

     The Board's determination of executive compensation is centered on six factors, including:

     1.  Earnings per share;

     2.   Enhancement of net worth;

     3.  Backlog/development of defense contracts;

     4.  Reputation for quality;

     5. Expansion of product base and services, including development of new generation electronic devices, within the defense industry; and

     6. Diversification into commercial, non-defense related, products.

     The Board has no quantifiable compensation formulas or policies based on the six factors set forth above. For example, the annual salaries of Messrs. McKee and Carolus were increased only once during the period from fiscal year 1988 through fiscal year 1994, even though the Company's net worth and earnings per share continued to grow annually during that period. The salaries of Messrs. McKee and Carolus have remained the same during the Company's last three fiscal years. The bonus compensation to Messrs. McKee and Carolus for the fiscal years ending 1995 and 1996 was reduced from prior levels in recognition of slightly decreased net earnings for such years. The decrease in bonus compensation was in recognition of the tightening economic conditions in the defense industry. The amount of the reduction in bonus compensation was not based on a formula, nor was it based on an equivalent percentage determined by the smaller earnings of fiscal year 1996 as compared to fiscal year 1995.

     The employment contracts for Messrs. McKee and Carolus were negotiated in March of 1988, upon the acquisition of NMP Corp. The initial salary structures were determined in accordance with general salary levels in the Tulsa area at such time, and were based primarily upon the individual expertise, management and technological skills, experience and industry relationships of each of Messrs. McKee and Carolus.

     The Board believes that a significant method of providing additional incentive compensation to its Officers is through the annual bonus. As stated above, the salaries of Messrs. McKee and Carolus have been increased only once, and these salaries have remained the same since 1991. Messrs. McKee and Carolus, as Directors of the Company, also participate in options granted pursuant to the Directors' Plan, along with each of the other two Directors. However, as set forth in Tables II and III, on pages 7 and 8 of this Proxy Statement, participation in the Directors' Plan cannot be said to provide an adequate incentive or award for the services of the Company's Officers. The Directors' Plan, which was adopted by the Stockholders of the Company in 1992, provides for the issuance of options to acquire 13,310 shares of the Company's common stock to Directors of the Company annually for a five-year period at an exercise price which is equal to the reported closing price of NASDAQ on the date of grant. The Directors' Plan is automatic in that the amount of the grants and the computation of the exercise price are fixed by the Plan previously adopted by the Stockholders and no action by the Board of Directors is required to perfect the award. It was originally designed as an incentive to maintain appropriate members on the Board, and to induce others to become members of the Board, should that be in the best interest of the Company's Stockholders.

     With respect to Mr. McKee's compensation, the Board recognized that earnings and earnings per share were down but was also aware of the continuing efforts of Mr. McKee to maintain and increase market share in defense contracts, both domestic and foreign. The Board recognized that the Company is facing substantially increased competition as a result of the shrinking defense budget. Moreover, the Board acknowledges that a naval contract award involves not only maintenance of a quality manufacturing company, but most times includes substantial communication by and between the President of the Company and officials with the Navy and large prime contracting shipbuilding corporations. The Company has essentially maintained its backlog of government defense contracts by increasing market share in a finite industry. Even though bonus compensation was maintained at the 1995 reduced amount, the Board recognizes Mr. McKee's continuing efforts and leadership in causing the Company to diversify into other commercial products.

Compensation Report Submitted by the Board of Directors:

Ernest H. McKee, Director
Paul R. Carolus, Director
Richard E. Minshall, Director
Anthony Pantaleoni, Director

                     Director's Compensation

     Directors' fees are payable to each Director for attendance at all regular and special board meetings for the Company and its wholly-owned subsidiary, NMP Corp. Messrs. McKee and Carolus, although Directors of each company, are not paid Directors' fees. Richard E. Minshall and Anthony Pantaleoni, the Company's outside Directors, have each been paid the sum of $6,000 for attendance at board meetings during the fiscal year ended March 31, 1996. Compensation of $1,500 per meeting to the outside Directors was originally determined as part of the Company's acquisition of NMP Corp. in March of 1988, and has continued thereafter to provide some compensation for the efforts and time expended by Messrs. Minshall and Pantaleoni. While there are only four to six scheduled meetings of the Board of Directors in Tulsa, Oklahoma, on a yearly basis, there generally is a substantial number of communications by and between the Directors throughout the course of the year which are not in any way compensated.

     Minshall & Company, Inc., provides services to the Company and its wholly-owned subsidiary, NMP Corp., in regard to public news releases and public relations matters. A fee of $1,500 per month is paid to Minshall & Company, Inc., for these services. For the fiscal year ended March 31, 1996, the total sum of $18,000 was paid to Minshall & Company, Inc., in connection with these services.

     Capital Advisors, Inc., serves as a plan fiduciary with non-discretionary authority over the Company's 401(k) plan accounts. In such capacity, Capital Advisors, Inc., received fees totaling
$5,177 for the fiscal year ending March 31, 1997.

     Michael A. McKee, a son of Ernest H. McKee, has served as the Company's Program Manager for RoxSystem products and applications. For the Company's fiscal year ending March 31, 1996, Michael A. McKee received salary of $57,750 and bonus compensation of $28,000. Three other family members of Ernest H. McKee, including a son, daughter, and son-in-law, are also employed at NMP at salaries commensurate with their duties and at comparable rates with other employees of the Company.

                  Directors' Stock Option Plan

     On March 20, 1992, the Board of Directors of the Company adopted the Directors' Plan, which was approved by Stockholders of the Company at the Annual Meeting held September 24, 1992. The Directors' Plan originally provided for the issuance of up to

100,000 shares of Common Stock. An additional 100,000 shares were authorized for issuance under the Directors' Plan by the Stockholders on October 28, 1993. The Directors' Plan was automatically adjusted as a result of the 10% stock dividends occurring on December 22, 1993, December 22, 1994, and December 22, 1995. A total of 266,200 shares was reserved for issuance under its
terms.   All members of the Board of Directors are eligible to
receive grants of options. Each Director receives automatic, nondiscretionary grants of options based upon specific criteria set forth in the Directors' Plan. Each Director received an initial grant of an option to purchase 13,310 shares of Common Stock, and has been granted additional options to purchase 13,310 shares of Common Stock on March 30, 1993, March 20, 1994, March 20, 1995, and March 20, 1996. The yearly grant of 13,310 shares to Directors is an automatic provision of the Plan previously approved and does not require the vote of the Directors and is in fact issued without a vote of Directors. Moreover, the exercise price is also an automatic provision previously approved by the Stockholders which sets the price equal to the closing share price as determined on NASDAQ on the date of grant.

     All options granted are exercisable six months after the grant date, and shall expire five years after the grant date, except in the case of a Director's death or permanent disability, upon which event the options immediately vest and are exercisable for a period of one year thereafter and then would terminate. If a Director's membership on the Board of Directors terminates for any reason, any option held on such date may be exercised any time within one year after the date of termination, unless the option terminates sooner by its terms.

     The Directors' Plan was originally adopted to provide additional incentive to Directors of the Company, the benefits of which would be tied directly to stock performance of the Company. Moreover, it was hoped that the Plan could partially compensate the two outside Directors, Messrs. Minshall and Pantaleoni, both of whom are professionals, for the considerable amount of consulting and communication time spent by them outside of any Board meeting.
While compensated at the rate of $1,500 per Board meeting, this compensation only applies when they are actually in attendance at a Board meeting in Tulsa, Oklahoma. They are not otherwise compensated for their additional efforts during the year. Additionally, Ernest H. McKee and Paul R. Carolus, do not participate in the Company's Incentive and Non-Qualified Stock Option Plan. The only options received by Messrs. McKee and Carolus are as part of the Directors' Plan.

     At the inception of the Directors' Plan in 1992, the average trading price for Common Stock of the Company was approximately $3.00 per share. It was hoped that the price per share of the Common Stock would grow by approximately 10% per year, and result in a potential gain of approximately $3,000 annually to each Director. However, as of the date hereof, none of the options issued to

Directors over the last five years have resulted in any gain and none have been exercised.

     As of this date, all option grants provided by the Directors' Plan have been awarded. No other grants of options can be awarded to the Directors without an amendment to the Directors' Plan as approved by the Company's Stockholders. Amendment of the Directors' Plan, as proposed by the Board of Directors, is discussed beginning at page 19 hereof.

                     ELECTION OF DIRECTORS

     The Board of Directors currently consists of Ernest H. McKee, Paul R. Carolus, Richard E. Minshall and Anthony Pantaleoni, who have all served since March of 1988. Each of these Directors are nominated for re-election as Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     If, at the time of the Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

                            Nominees

     The nominees for directorships, and certain additional information with respect to each of them, are as follows:

     Ernest H. McKee, age 58, has served as President, Chief
Executive Officer, and Chairman of the Board of Directors of both
Westwood Corporation and NMP Corp. since 1988.

     Paul R. Carolus, age 63, has served as Secretary-Treasurer,
Chief Financial Officer, and a Director of both Westwood Corporation and NMP Corp. since 1988. Mr. Carolus is a Certified Public
Accountant, and a member of the American Institute of Certified
Public Accountants.

     Richard E. Minshall, age 58, has served as a Director of both Westwood Corporation and NMP Corp. since 1988. Mr. Minshall is President and Chairman of the Board of Directors of Capital Advisors, Inc. of Tulsa, Oklahoma. Mr. Minshall is a Director of AAON, Inc. Mr. Minshall is a member of the Oklahoma Society of Financial Analysts and the Oklahoma Bar Association.

     Anthony Pantaleoni, age 57, has served as a Director of both
Westwood Corporation and NMP Corp. since 1988. Mr. Pantaleoni is a member of the law firm of Fulbright & Jaworski, L.L.P., New York, New York. Mr. Pantaleoni is a Director of Universal Health
Services, Inc., AAON, Inc., and Faircom, Inc.

     The Board of Directors presently has no standing committees.
During the fiscal year ended March 31, 1996, the Board had four meetings, which were attended by all Directors.

                          Vote Required

     The affirmative vote of a majority of the shares represented by Stockholders who are present in person or by Proxy at the meeting is required for election of the nominees. Abstentions and broker non-votes will have no effect on the vote. Proxies solicited hereby will be voted "For" all four nominees unless Stockholders specify otherwise in their proxies.


                Incentive and Non-Qualified Stock
               Option Plan of Westwood Corporation

     On March 20, 1992, the Board of Directors of the Company adopted the Incentive and Non-Qualified Stock Option Plan (the "Incentive Stock Option Plan"), which was approved by the Stockholders of the Company at the Annual Meeting held September 24, 1992. The Incentive Stock Option Plan is intended to assist the Company in securing and retaining key employees by allowing them to participate in the ownership and growth of the Company through the grant of incentive and non-qualified options to full-time employees of the Company and its subsidiaries. Incentive stock options granted under the Incentive Stock Option Plan are intended to be "Incentive Stock Options" as defined by Section 422 of the Internal Revenue Code.

     The Incentive Stock Option Plan originally provided that 300,000 shares of Common Stock were reserved for issuance upon exercise of options to be granted under the Incentive Stock Option Plan. The Incentive Stock Option Plan was automatically adjusted as a result of the 10% stock dividends occurring on December 22, 1993, December 22, 1994, and December 22, 1995. A total of 399,300 shares are now reserved for issuance under its terms. The Incentive Stock Option Plan is administered by the Board of Directors, which determines who shall receive options, the number of shares of Common Stock that may be purchased under options, the time and manner of exercise of options and option prices. The term of options granted under the Incentive Stock Option Plan may not exceed ten years (five years in the case of an incentive stock option granted to an optionee owning more than 10% of the voting stock of the Company (a "10% Holder")). The price for incentive stock options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time the Option is granted; provided, however, that with respect to an incentive stock option, in the case of a 10% Holder, the purchase price per share shall be at least 110% of such fair market value. The price for non-qualified options shall not be less than 75% of the "fair market value" of the shares of Common Stock at the time the option is granted. The aggregate fair market value of the shares of Common Stock as to which an optionee may exercise incentive stock options may not exceed $100,000 in any calendar year. Payment for shares of Common Stock purchased upon exercise of options is to be made in cash, check or other instrument, but in the discretion of the Board of Directors, may be made by delivery of other shares of Common Stock of the Company.

     Under certain circumstances involving a change in the number of outstanding shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Incentive Stock Option Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger or consolidation, the options granted under the 1992 Stock Option Plan will be adjusted equitably.

     An option may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the option holder, may be exercised only by such holder.

     The Incentive Stock Option Plan will terminate on September 24, 2002, and may be terminated at any time prior to that date by the Board of Directors.

     On November 17, 1994, the Board of Directors approved the total issuance of options entitling key employees to obtain, in the aggregate, 121,000 shares of the Company's Common Stock (as adjusted by the 10% stock dividends occurring on each of December 22, 1994, and December 22, 1995), with said amount being issued to nine (9) employees as determined by the Board of Directors. For purposes of determining distributions and provisions of the stock option issuances to employees, Messrs. McKee and Carolus noted that they did not plan to participate in any way in the Incentive Stock Option Plan and therefore all Directors served to determine those individuals entitled to stock options. The issuance of the options to employees on November 17, 1994, contained an exercise price of $2.25 per share, which was the NASDAQ closing share price as of that date ($1.86 per share after automatic adjustment for the 10% stock dividends occurring on December 22, 1994, and December 22, 1995). Options granted to employees on November 17, 1994, are exercisable for a period of five (5) years except that no option may be exercised during the first six months following the date of the grant. In the event of any of the employees' termination, for any reason, the options held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of termination. Eight (8) employees received options to acquire 12,100 shares with the Director of Engineering receiving options for 24,200 shares. Two of the employees receiving options, Michael and Matt McKee, are sons of Ernest H. McKee. The Options issued were adjusted as a result of the 10% stock dividends occurring on

December 22, 1994, and December 22, 1995, as set forth in the Incentive Stock Option Plan.

        APPROVAL OF AMENDMENT TO DIRECTORS' STOCK OPTION
           PLAN AND AUTHORIZATION TO INCREASE SHARES
        AVAILABLE FOR ISSUANCE UNDER THE DIRECTORS' PLAN

     The 1992 Directors' Stock Option Plan, as amended on
October 28, 1993, was approved by the Stockholders of the Company at the Annual Meetings held on September 24, 1992, and October 28, 1993, respectively. The Directors' Plan provides for the reservation of 220,000 shares of the Company's Common Stock for issuance thereunder. The Directors' Plan further provides for the grant of an initial option to acquire 11,000 shares to each Director, and for additional grants of options to acquire 11,000 shares on each subsequent grant date. As a result of the 10% stock dividends occurring on December 22, 1994, and December 22, 1995, the total number of shares reserved for issuance under the Directors' Plan is 266,200, and the number of shares available under each option grant is 13,310. Under the Directors' Plan, each option granted has a term of five (5) years from the grant date, subject to the earlier termination provisions thereof. On March 20, 1996, the final grants of options to acquire 13,310 shares of the Company's Common Stock were issued to the Directors of the Company pursuant to the terms of the Director's Plan.

     By Resolution dated September 3, 1996, attached hereto as
Appendix "A", the Board of Directors unanimously approved amendments (the "Amendment") to the Directors' Plan which would:

     1.  Increase the term of options granted thereunder from five
(5) years to ten (10) years;

     2. Provide each Director, who shall have been a Director of the Company for five consecutive years, the one-time grant of an option to acquire fifty thousand (50,000) shares of the Company's Common Stock at an exercise price equal to the closing NASDAQ market price on September 3, 1996 ($2.125 per share);

     3. Subject the one-time grant of an option to acquire 50,000 shares to a vesting limitation, so that such option vests at the rate of twenty percent (20%), or 10,000 shares, per year on the successive anniversary date thereof over a period of five (5) years; and

     4. Increase the number of shares available under the Directors' Plan from 266,200 to 466,200, to satisfy the one-time grant of an option to purchase 50,000 shares to each Director, as well as the automatic vesting provisions for the next five (5) fiscal years.

                 Reasons for Proposed Amendment of
                the Directors' Stock Option Plan

     At the time of its inception, the Directors' Plan was intended to serve as an incentive to Directors of the Company, in the form of additional compensation (tied directly to stock performance) to such Directors for their efforts on behalf of the Company. In 1992, the average trading price of the Company's Common Stock was approximately $3.00 per share, and it was hoped that such price would increase by approximately 10% per year and result in a gain of approximately $3,000 per year to each Director. However, as of the date hereof, none of the options issued pursuant to the Directors' Plan have resulted in any gain, and none of such options has been exercised. Further, the initial options (granted March 20, 1992), unless extended, will expire and terminate on March 20, 1997.

     The Amendment to the Directors' Plan provides for the one-time issuance of an option to acquire 50,000 shares of the Company's Common Stock at the NASDAQ price on September 3, 1996 ($2.125 per share). Instead of annual grants of 10,000 shares each, the Amendment imposes a vesting schedule which vests 20% of the 50,000 shares on an annual basis for the next five years, commencing on March 20, 1997. Any portion of the option which has not vested at the time of any termination shall be automatically terminated. The Amendment also increases the term of the options granted pursuant to the Directors' Plan to ten years from the grant date of each option, and with respect to the one-time option to purchase 50,000 shares, ten years from the vesting date of any 20% increment thereof, and increases the number of shares available under the Directors' Plan by an additional 200,000 shares, from 266,200 to 466,200.

                  Text of Proposed Amendments

     1. The phrase "(As Amended September 3, 1996)" shall be added immediately below the title of the Directors' Plan on page 1.

     2. The first sentence of the paragraph at Article IV on page 3 which reads:

          "Subject to an adjustment in accordance with
          Article IX an aggregate of 220,000 Shares* is reserved for issuance under this Plan."

shall be amended to read:

          "Subject to an adjustment in accordance with
          Article IX an aggregate of 466,200* Shares is reserved for issuance under this Plan."

     3. The footnote at the bottom of page 3 (which is referenced by the "*" in the first sentence of the paragraph at Article IV) which reads:

          "*As adjusted for a 10% stock dividend to Shareholders on December 22, 1993."

shall be amended to read:

          "*As adjusted for 10% stock dividends to Shareholders occurring on December 22, 1993,
          1994 and 1995, and the additional 200,000
          Shares subject to Option Agreements dated
          September 3, 1996, subject to Shareholders' approval."

     4. The sentence at Paragraph 5.1 under Article V on page 3 which reads:

          "On the Initial Grant Date, each Director shall receive the grant of an option to purchase 11,000 Shares*."

shall be amended to read:

          "On the Initial Grant Date, each Director shall receive the grant of an option to purchase 13,310** Shares."

     5. A footnote shall be added to the bottom of page 3 (which shall be referenced by the "**" in Paragraph 5.1 at Article IV) which reads:

          "**As adjusted for 10% stock dividends to Shareholders occurring on December 22,
           1993, 1994 and 1995."

     6. The one-sentence at Paragraph 5.2 under Article V on page 3 which reads:

          "On each Subsequent Grant Date, each Director shall receive the grant of an Option to purchase 11,000 Shares*."

shall be amended to read:

          "On each Subsequent Grant Date, through and including March 20, 1996, each Director shall receive the grant of an Option to purchase
          13,310** Shares. On September 3, 1996, each of the Directors who shall have been a Director of the Company for five consecutive years, shall receive a one-time grant of an Option to acquire 50,000 shares of the

          Company's common stock at an exercise price of $2.125 per share, which is equal to the closing NASDAQ market price on September 3, 1996. The Option for 50,000 shares granted to each Director will vest at the rate of 20% per year (10,000 shares) on each successive anniversary date following the date of the one-time grant."

     7. The sentence at Paragraph 6.1 of Article VI on page 4 which reads as follows:

          "The term of the Option shall be five (5) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X."

shall be amended to read:

          "The term of the Option shall be ten (10) years from the Grant Date of each Option and, with respect to the one-time Option to purchase 50,000 shares, ten (10) years from the vesting date of any 20% increment thereof, subject to the earlier termination in accordance with Articles VI and X."

     8. Paragraph 6.7 of Article VI on page 5 which reads as follows:

          "If a Director's membership on the Board terminates for any reason, an Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate."

shall be amended to read:

          "If a Director's membership on the Board terminates for any reason, a vested Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. Options which have not vested at the time of termination shall be automatically terminated."

                 Proposed Stockholders' Resolution:

     RESOLVED: That the Stockholders of Westwood Corporation hereby approve, ratify and affirm the amendments to the Directors' Stock Option Plan (the "Directors' Plan"), as approved by the Board of Directors on September 3, 1996, which amendments are incorporated into the 1992 Directors' Stock Option Plan, as amended on September 3, 1996, attached hereto (the "Amendment"); and

     FURTHER RESOLVED: That the Stockholders of Westwood Corporation approve, ratify and affirm the actions of the Board of Directors on September 3, 1996, with respect to the Amendment of the Directors' Plan, and hereby authorize the Board of Directors and the Company's officers to carry out in full any and all actions required to effectuate the Amendment to the Directors' Plan.

                         Vote Required

     Under Nevada law, the affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of, and to vote at, the Annual Meeting is required to approve the proposed Amendment to the Directors' Plan. Abstentions and broker non-votes will have the effect of a vote against the proposal. The Board of Directors recommends a vote "For" approval of this proposal.


                    PROPOSALS OF STOCKHOLDERS

     Any proposal of a Stockholder intended to be presented at the next annual meeting must be received at the Company's principal Executive Offices no later than March 31, 1997, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.


                      INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young has served as the Company's independent auditors since 1988 and it is anticipated that the Board of Directors will reappoint Ernst & Young to provide the Company's audit for its fiscal year 1997 audited financial statements.

     The Bylaws of the Company do not require Stockholder ratification of the appointment of the Company's independent auditors and, accordingly, no vote of the Stockholders is required or requested at the Annual Meeting of Stockholders.

     Representatives of Ernst & Young will be present at the Annual Meeting, and are anticipated to be available to respond to appropriate questions.

                      FINANCIAL INFORMATION

     A copy of the Company's Annual Report, including all financial statements and schedules, is being provided to the Stockholders along with this Proxy Statement. Additional copies may be obtained without charge by written request to Paul R. Carolus, Chief Financial Officer, Westwood Corporation, 12437 East 60th Street, Tulsa, Oklahoma 74146.


                          OTHER MATTERS

     The cost of solicitation of these proxies will be borne by the Company. Other than the mailing of the Proxy Statement and Proxy
Cards, no other solicitation efforts will be undertaken.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              Ernest H. McKee

                              Ernest H. McKee, President

October 14, 1996
Tulsa, Oklahoma

                          APPENDIX "A"
                          ------------



                RESOLUTIONS OF BOARD OF DIRECTORS
                     OF WESTWOOD CORPORATION
                          BY MEMORANDUM


                        September 3, 1996


          The undersigned, constituting all of the Directors of Westwood Corporation (hereinafter referred to as the "Company"), a Nevada corporation, in accordance with Section 78:385(c) of the Nevada Revised Statutes, do hereby take the actions below set forth, and do hereby consent as follows:

          WHEREAS, the Westwood Corporation 1992 Directors' Stock Option Plan, as adopted by the Board of Directors on March 20, 1992, and approved by the shareholders on September 24, 1992, and amended on October 28, 1993 (the "Directors' Plan") was intended to
(i) provide a vehicle whereby Directors are given the option to purchase the Company's common stock under the terms and conditions thereof, and (ii) secure for the Company and its shareholders the benefits arising from stock ownership by its Directors; and

          WHEREAS, subject to adjustment in accordance with
Article IX thereof, 266,200 shares were reserved for issuance under the Directors' Plan, and all such shares are subject to options issued to the Directors on March 20, 1992, March 30, 1993,
March 20, 1994, March 20, 1995, and March 20, 1996; and

          WHEREAS, the Directors' Plan, as an incentive and a method to compensate the Directors for their efforts on behalf of the Company has not proven effective and, as of the date hereof, none of the options issued pursuant to the Directors' Plan have resulted in any gain, and none of such options has been exercised; and

          WHEREAS, unless extended, the initial options (granted
March 20, 1992), will expire and terminate on March 20, 1997; and

          WHEREAS, based on the recommendation of Company counsel, the Board of Directors believes it to be advisable to amend the Directors' Plan to (i) provide the incentive to Directors of the Company, in the form of additional compensation (tied directly to stock performance) to such Directors for their efforts on behalf of the Company, as originally contemplated by the Directors' Plan at its inception in 1992 and (ii) to extend the term of the options granted pursuant to the Directors' Plan. Now therefore, be it

          RESOLVED, that the Directors of the Company hereby propose that the 1992 Directors' Stock Option Plan, as amended on October 28, 1993, be amended (the "1996 Amendment") to provide as follows:

          1. Increase the term of options granted thereunder from five (5) years to ten (10) years;

          2. Provide each Director, who shall have been a Director of the Company for five consecutive years, a one-time grant of an option to acquire fifty thousand (50,000) shares of the Company's common stock at an exercise price equal to the closing NASDAQ market price on September 3, 1996 ($2.125 per share);

          3. Subject the one-time grant of an option to acquire 50,000 shares to a vesting limitation, so that such option vests at the rate of twenty percent (20%), or 10,000 shares, per year on the successive anniversary date thereof over a period of five (5) years; and

          4. Increase the number of shares available under the Directors' Plan from 266,200 to 466,200, to satisfy the one-time grant of an option to purchase 50,000 shares to each Director, as well as the automatic vesting provisions for the next five (5) fiscal years;

and

          FURTHER RESOLVED, that the text of the 1996 Amendment shall be as follows:

     1. The phrase "(As Amended September 3, 1996)" shall be added immediately below the title of the Directors' Plan on page 1.

     2. The first sentence of the paragraph at Article IV on page 3 which reads:

          "Subject to an adjustment in accordance with
          Article IX an aggregate of 220,000 Shares* is reserved for issuance under this Plan."

shall be amended to read:

          "Subject to an adjustment in accordance with
          Article IX an aggregate of 466,200* Shares is reserved for issuance under this Plan."

     3. The footnote at the bottom of page 3 (which is referenced by the "*" in the first sentence of the paragraph at Article IV) which reads:

          "*As adjusted for a 10% stock dividend to Shareholders on December 22, 1993."

shall be amended to read:

          "*As adjusted for 10% stock dividends to Shareholders occurring on December 22, 1993,
          1994 and 1995, and the additional 200,000
          Shares subject to Option Agreements dated
          September 3, 1996, subject to Shareholders' approval."

     4. The sentence at Paragraph 5.1 under Article V on page 3 which reads:

          "On the Initial Grant Date, each Director shall receive the grant of an option to purchase 11,000 Shares*."

shall be amended to read:

          "On the Initial Grant Date, each Director shall receive the grant of an option to purchase 13,310** Shares."

     5. A footnote shall be added to the bottom of page 3 (which shall be referenced by the "**" in Paragraph 5.1 at Article IV) which reads:

          "**As adjusted for 10% stock dividends to Shareholders occurring on December 22,
           1993, 1994 and 1995."

     6. The one-sentence at Paragraph 5.2 under Article V on page 3 which reads:

          "On each Subsequent Grant Date, each Director shall receive the grant of an Option to purchase 11,000 Shares*."

shall be amended to read:

          "On each Subsequent Grant Date, through and including March 20, 1996, each Director shall receive the grant of an Option to purchase
          13,310** Shares. On September 3, 1996, each of the Directors who shall have been a Director of the Company for five consecutive years, shall receive a one-time grant of an

          Option to acquire 50,000 shares of the
          Company's common stock at an exercise price of $2.125 per share, which is equal to the closing NASDAQ market price on September 3, 1996. The Option for 50,000 shares granted to each Director will vest at the rate of 20% per year (10,000 shares) on each successive anniversary date following the date of the one-time grant."

     7. The sentence at Paragraph 6.1 of Article VI on page 4 which reads as follows:

          "The term of the Option shall be five (5) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X."

shall be amended to read:

          "The term of the Option shall be ten (10) years from the Grant Date of each Option and, with respect to the one-time Option to purchase 50,000 shares, ten (10) years from the vesting date of any 20% increment thereof, subject to the earlier termination in accordance with Articles VI and X."

     8. Paragraph 6.7 of Article VI on page 5 which reads as follows:

          "If a Director's membership on the Board terminates for any reason, an Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate."

shall be amended to read:

          "If a Director's membership on the Board terminates for any reason, a vested Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. Options which have not vested at the time of termination shall be automatically terminated."

and

          FURTHER RESOLVED, that the Board of Directors, subject to shareholder approval and ratification at the Annual Meeting, hereby adopts and approves the 1996 Amendment to the Directors' Plan, as set forth above; and

          FURTHER RESOLVED, that the Board of Directors hereby approves and grants each of Ernest H. McKee, Paul R. Carolus, Richard E. Minshall and Anthony Pantaleoni an Option to purchase 50,000 shares of the Company's common stock at an exercise price of $2.125 per share, which Options shall vest at the rate of 20% per year (10,000 shares) commencing on September 3, 1997, and on each successive anniversary date following until such Options are fully vested; and

          FURTHER RESOLVED, that the Board of Directors recommends adoption of the 1996 Amendment by the Company's shareholders; and

          FURTHER RESOLVED, that the 1996 Amendment be submitted for consideration by the shareholders at the Annual Meeting of Stockholders to be held on November 7, 1996, at 10:00 A.M., at the offices of the Company, 12437 East 60th Street, Tulsa, Oklahoma
74146; and be it

          FURTHER RESOLVED, that the shareholders of record on October 11, 1996, shall be entitled to notice of and to vote at the Annual Meeting; and be it

          FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to send an appropriate Notice of Annual Meeting to the shareholders of record as of such date; and be it

          FURTHER RESOLVED, that the Company's officers and its counsel should proceed with the preparation of all Proxy materials for submission to the Company's shareholders and to make any applicable Securities and Exchange Commission Proxy filings.

          This consent to action without a meeting may be executed in counterpart.

          EXECUTED THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                BOARD OF DIRECTORS:


                                Ernest H. McKee

                                Paul R. Carolus

                                Richard E. Minshall

                                Anthony Pantaleoni

                          APPENDIX "B"
                          ------------



PROXY                 WESTWOOD CORPORATION                  PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Ernest H. Mckee, Paul R. Carolus, Richard E. Minshall and Anthony Pantaleoni, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Westwood Corporation (herein, the "Company") to be held in the Corporate office of the Company on November 7, 1996, at 10:00 a.m., Central Standard Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

Proposal 1:           Election of Directors
-----------
[ ] FOR all nominees listed below except as marked to the contrary

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE
THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          Ernest H. McKee           Richard E. Minshall
          Paul R. Carolus           Anthony Pantaleoni

IF AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE IS NOT
WITHHELD, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

Proposal 2:    Amendment of 1992 Directors Stock Option Plan
-----------

The Company's Board of Directors proposes to amend the 1992 Directors' Stock Option Plan, as Amended on October 28, 1993, to:
(1) increase the term of options granted thereunder from five (5) years to ten (10) years; (2) provide each Director, who shall have been a Director of the Company for five consecutive years, a one-time grant of an option to acquire fifty thousand (50,000) shares of the Company's common stock at an exercise price equal to the closing NASDAQ market price on September 3, 1996 ($2.125 per share); (3) subject the one-time grant of an option to acquire

50,000 shares to a vesting limitation, so that such option vests at the rate of twenty percent (20%), or 10,000 shares, per year on the successive anniversary date thereof over a period of five (5) years; and (4) increase the number of shares available under the Directors' Plan from 266,200 to 466,200, to satisfy the one-time grant of an option to purchase 50,000 shares to each Director, as well as the automatic vesting provisions for the next five (5) fiscal years.

[ ] FOR                    [ ] AGAINST                [ ] ABSTAIN


Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, AND FOR PROPOSAL 2.
All prior proxies are hereby revoked.

This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting, Proxy Statement and 1996 Annual Report to Stockholders of the Company.


                                ---------------------------------


                                ---------------------------------
                                Signature(s)

                                Dated:____________________, 1996


(Please sign exactly as name appears on stock certificates. When signing as an attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
           FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                          APPENDIX "C"
                          ------------

                      WESTWOOD CORPORATION
                      --------------------

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF WESTWOOD CORPORATION:

          Notice is hereby given that the Annual Meeting of the Stockholders of Westwood Corporation (the "Company"), a Nevada corporation, will be held in the offices of the Company at 12437 East 60th Street, Tulsa, Oklahoma 74146, on Thursday, November 7, 1996, at 10:00 A.M.

          The purpose of the meeting is to elect directors for the ensuing year and to consider and to act upon a proposed amendment (the "Amendment") to the 1992 Directors' Stock Option Plan, as amended on October 28, 1993 (the "Directors' Plan"). Generally, the effect of this Amendment will be to provide for the one-time issuance on September 3, 1996, of an option to acquire 50,000 shares of the Company's Common Stock at $2.125 per share (the NASDAQ closing price on September 3, 1996) to each Director, who shall have been a Director of the Company for five consecutive years. Instead of annual grants of 10,000 shares each as currently provided under the Directors' Plan, the Amendment imposes a vesting schedule which vests 20% of the 50,000 shares on an annual basis for the next five years, commencing on September 3, 1997. Any portion of the option which has not vested at the time of any termination shall be automatically terminated. The Amendment also increases the term of the options previously granted pursuant to the Directors' Plan from five years to ten years from the grant date of each option, and provides, with respect to the one-time Option to purchase 50,000 shares, a term of ten years from the vesting date of any 20% increment thereof. The Amendment also increases the number of shares available under the Directors' Plan by an additional 200,000 shares, from 266,200 to 466,220.

          This Amendment is being proposed to (i) provide the incentive to Directors of the Company, in the form of additional compensation (tied directly to stock performance) to such Directors for their efforts on behalf of the Company, as originally contemplated by the Directors' Plan at its inception in 1992, and
(ii) to extend the term of the options granted pursuant to the Directors' Plan. In 1992, the average trading price of the Company's common stock was approximately $3.00 per share, and it was hoped that such price would increase by approximately 10% per year and result in a gain of approximately $3,000 per year to each Director. However, as of the date hereof, none of the options issued pursuant to the Directors' Plan have resulted in any gain, and none of such options have been exercised. Further, the initial options (granted March 20, 1992), unless extended, will expire and terminate on March 20, 1997.

          The text of the proposed Amendment to the Directors' Plan is set forth in the Proxy Statement, and Stockholders are encouraged to review the discussion therein.

          Only Stockholders of record at the close of business on October 11, 1996, will be entitled to notice of an to vote at the Annual Meeting. As of the record date, the Company had 5,581,682 shares of Common Stock outstanding, entitled to one vote per share. The affirmative vote of the holders of a majority of the Company's outstanding stock is required to elect the nominees and approve the Amendment of the Directors' Plan.

          Enclosed with this Notice is the Proxy Statement and Proxy solicited by management on behalf of the Company, and a copy of the Company's 1996 Annual Report.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Ernest H. McKee
                              -----------------------------------
                              Ernest H. McKee

ATTEST:


Paul R. Carolus
--------------------------
Paul R. Carolus, Secretary

[CORPORATE SEAL]